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                                                                     EXHIBIT 4.2

                                    eBAY INC.

                          2003 DEFERRED STOCK UNIT PLAN

                  INITIAL STOCKHOLDER APPROVAL ON JUNE 26, 2003

                                    ARTICLE I

                                     GENERAL

1.1  PURPOSE

         The purpose of the eBay Inc. 2003 Deferred Stock Unit Plan is to retain and motivate members of the eBay board of directors and such other officers or employees as are selected to participate, to compensate them for their contributions to the long-term growth and profits of the Company, and to encourage them to acquire a proprietary interest in the success of the Company.

1.2  DEFINITIONS OF CERTAIN TERMS

         "eBAY" means eBay Inc. or a successor entity contemplated by Section
         3.5.

         "AWARD" means an award made pursuant to the Plan.

         "AWARD AGREEMENT" means the written document by which each Award is evidenced.

         "BOARD" means the Board of Directors of eBay.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the applicable rulings and regulations thereunder.

         "COMMITTEE" means the committee established pursuant to Section 1.3.1.

         "COMMON STOCK" means the common stock of eBay, par value $0.001 per share.

         "COMPANY" means eBay and its subsidiaries.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and the applicable rules and regulations thereunder.

         "FAIR MARKET VALUE" means, as of any date, the value of a share of Common Stock determined as follows: (a) if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination as reported in The Wall Street Journal; (b) if such Common Stock is publicly traded and is then listed on a national securities exchange other than the Nasdaq National Market, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal; (c) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal; and
         (d) if none of the foregoing is applicable, then the value determined by the Committee in good faith.

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         "NEW DIRECTOR" shall have the meaning set forth in Section 1.4.1.

         "PLAN" means the eBay Inc. 2003 Deferred Stock Unit Plan, as described herein and as hereafter amended from time to time.

1.3  ADMINISTRATION

              1.3.1 Except as otherwise provided herein, the Plan shall be administered by the Compensation Committee of the Board (the "COMMITTEE"). The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan (including with respect to setting terms and conditions of further voluntary deferral of Awards beyond the delivery date) and to make such determinations and interpretations and to take such action in connection with the Plan and any Award granted thereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be final, binding and conclusive on all grantees and on their legal representatives and beneficiaries. The Committee shall have the authority, in its absolute discretion, to determine the persons who shall receive Awards, the time when Awards shall be granted, the terms of such Awards and the number of shares of Common Stock, if any, which shall be subject to such Awards. Unless otherwise provided in an Award Agreement, the Committee shall have the authority, in its absolute discretion, to (i) amend any outstanding Award Agreement in any respect, whether or not the rights of the grantee of such Award are adversely affected, including, without limitation, to accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised, waive or amend any goals, restrictions or conditions set forth in such Award Agreement, or impose new goals, restrictions and conditions, or reflect a change in the grantee's circumstances and (ii) determine whether, to what extent and under what circumstances and method or methods (A) Awards may be (1) settled in cash, shares of Common Stock, other securities, other Awards or other property or (2) canceled, forfeited or suspended, (B) shares of Common Stock, other securities, other Awards or other property, and other amounts payable with respect to an Award may be deferred at the election of the grantee thereof with the consent of the Committee or at the election of the Committee and (C) Awards may be settled by the Company or any of its designees. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards (including grants to members of the Board who are not employees of the Company) or administer the Plan, in which case the Board shall have all of the authority and responsibility granted to the Committee herein.

              1.3.2 Actions of the Committee may be taken by the vote of a majority of its members. The Committee may allocate among its members and delegate to any person who is not a member of the Committee any of its administrative responsibilities.

1.4  PERSONS ELIGIBLE FOR AWARDS

              1.4.1 Awards under the Plan shall be made to each new member of the Board upon the earlier of (i) their election to service as a member of the Board after December 31, 2002; and (ii) the adoption of this plan by the stockholders (a "New Director").

              1.4.2 Awards under the Plan may also be made to such officers and employees (including prospective employees) of the Company as the Committee may select.

1.5  TYPES OF AWARDS UNDER PLAN

              Awards may be made under the Plan in the form of (a) deferred stock units and (b) dividend equivalent rights.

1.6  SHARES OF COMMON STOCK AVAILABLE FOR AWARDS

              1.6.1 COMMON STOCK SUBJECT TO THE PLAN. Subject to adjustment as provided in Section 1.6.2 hereof, the maximum number of shares underlying deferred stock units that may be reserved for issuance are 1,000,000 shares of Common Stock. Such shares of Common Stock may, in the discretion of the Committee, be either

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authorized but unissued shares or shares previously issued and reacquired by
eBay. If any Award shall expire, terminate or otherwise lapse, in whole or in part, any shares of Common Stock subject to such Award (or portion thereof) shall again be available for issuance under the Plan.

              1.6.2 ADJUSTMENTS. The Committee shall have the authority (but shall not be required) to adjust the number of shares of Common Stock authorized pursuant to Section 1.6.1 and to adjust equitably (including, without limitation, by payment of cash) the terms of any outstanding Awards (including, without limitation, the number of shares of Common Stock covered by each outstanding Award, the type of property to which the Award is subject and the exercise or strike price of any Award), in such manner as it deems appropriate to preserve the benefits or potential benefits intended to be made available to grantees of Awards, for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, spinoff, splitup, combination or reclassification of the Common Stock, or any other event the Committee determines in its sole discretion affects the capitalization of eBay, including any extraordinary dividend or distribution. After any adjustment made pursuant to this Section 1.6.2, the number of shares of Common Stock subject to each outstanding Award shall be rounded down to the nearest whole number.

                                   ARTICLE II

                              AWARDS UNDER THE PLAN

2.1  AGREEMENTS EVIDENCING AWARDS

              Each Award granted under the Plan shall be evidenced by a written document which shall contain such provisions and conditions as the Committee deems appropriate. The Committee may grant Awards in tandem with or in substitution for any other Award or Awards granted under this Plan or any award granted under any other plan of the Company. By accepting an Award pursuant to the Plan, a grantee agrees that the Award shall be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.

2.2  NO RIGHTS AS A STOCKHOLDER

              No grantee of an Award shall have any of the rights of a stockholder of eBay with respect to shares of Common Stock subject to such Award until the delivery of such shares. Except as otherwise provided in Section 1.6.2, no adjustments shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, Common Stock, other securities or other property) for which the record date is prior to the date such shares are delivered.

2.3  GRANT OF DEFERRED STOCK UNITS

              2.3.1 Each New Director shall receive a one-time grant of deferred stock units equal to the result of dividing (i) $150,000 by (ii) the Fair Market Value on the date of grant, rounded down to the nearest whole share. A grantee of a deferred stock unit will have only the rights of a general unsecured creditor of eBay until delivery of shares of Common Stock, cash or other securities or property is made as specified in the applicable Award Agreement. As soon as practicable following the delivery date specified in the Award Agreement, the grantee of each deferred stock unit not previously forfeited or terminated shall receive one share of Common Stock, or cash, securities or other property equal in value to the Fair Market Value of a share of Common Stock on the delivery date specified in the Award Agreement or a combination thereof, as specified by the Committee.

              2.3.2 The Committee may grant deferred stock units in such amounts and subject to such terms and conditions as the Committee shall determine to such other persons eligible to be selected for an Award pursuant to Section 1.4.2.

2.4  GRANT OF DIVIDEND EQUIVALENT RIGHTS

              The Committee may include in the Award Agreement with respect to any Award a dividend equivalent

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right entitling the grantee to receive amounts equal to all or any portion of the dividends that would be paid on the shares of Common Stock covered by such Award if such shares had been delivered pursuant to such Award. The grantee of a dividend equivalent right will have only the rights of a general unsecured creditor of eBay until payment of such amounts is made as specified in the applicable Award Agreement. In the event such a provision is included in an Award Agreement, the Committee shall determine whether such payments shall be made in cash, in shares of Common Stock or in another form, whether they shall be conditioned upon the exercise of the Award to which they relate, the time or times at which they shall be made, and such other terms and conditions as the Committee shall deem appropriate.

                                   ARTICLE III

                                  MISCELLANEOUS

3.1  AMENDMENT OF THE PLAN

              The Committee may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever; provided, however, that such action shall not materially adversely affect the rights and obligations of a grantee under an Award previously granted.

3.2  TAX WITHHOLDING

              As a condition to the delivery of any shares of Common Stock pursuant to any Award or the lifting or lapse of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an Award (including, without limitation, FICA tax), (a) the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to a grantee whether or not pursuant to the Plan; (b) the Committee shall be entitled to require that the grantee remit cash to the Company (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation; or (c) if the event giving rise to the withholding obligation involves a transfer of shares of Common Stock, then at the discretion of the Committee, the grantee may satisfy the withholding obligation by electing to have the Company withhold shares of Common Stock (not in excess of the statutory minimum rate) or by tendering previously owned shares of Common Stock, in each case having a Fair Market Value equal to the amount of tax to be withheld (or by any other mechanism as may be required or appropriate to conform with local tax and other rules). For this purpose, Fair Market Value shall be determined as of the date on which the amount of tax to be withheld is determined (and the Company may cause any fractional share amount to be settled in cash).

3.3  REQUIRED CONSENTS AND LEGENDS

              3.3.1 If the Committee shall at any time determine that any consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Award, the delivery of shares of Common Stock or the delivery of any cash, securities or other property under the Plan, or the taking of any other action thereunder (each such action being hereinafter referred to as a "plan action"), then such plan action shall not be taken, in whole or in part, unless and until such consent shall have been effected or obtained to the full satisfaction of the Committee. The Committee may direct that any certificate evidencing shares delivered pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as the Committee may determine to be necessary or desirable, and may advise the transfer agent to place a stop transfer order against any legended shares.

              3.3.2 By accepting an Award, each grantee expressly provides consent to the items described in Section 3.3.3 below.

              3.3.3 The term "consent" as used in this Section 3.3.3 with respect to any plan action includes 3.3 any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal,

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state, or local law, or law, rule or regulation of a jurisdiction outside the
United States, 3.4 any and all written agreements and representations by the grantee with respect to the disposition of the shares, or with respect to any other matter, which the Committee may deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, 3.5 any and all other consents, clearances and approvals in respect of a plan action by any governmental or other regulatory body or any stock exchange or self-regulatory agency and 3.6 any and all consents required by the Committee. Nothing herein shall require eBay to list, register or qualify shares of Common Stock on any securities exchange.

3.4  NONASSIGNABILITY; NO HEDGING

              Except to the extent otherwise expressly provided in the applicable Award Agreement or determined by the Committee, no Award (or any rights and obligations thereunder) granted to any person under the Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of or hedged, in any manner (including through the use of any cash-settled instrument), whether voluntarily or involuntarily and whether by operation of law or otherwise, other than by will or by the laws of descent and distribution. Any sale, exchange, transfer, assignment, pledge, hypothecation, or other disposition in violation of the provisions of this Section 3.4 shall be null and void and any Award which is hedged in any manner shall immediately be forfeited. All of the terms and conditions of this Plan and the Award Agreements shall be binding upon any permitted successors and assigns.

3.5  SUCCESSOR ENTITY

              Unless otherwise provided in the applicable Award Agreement and except as otherwise determined by the Committee, in the event of a merger, consolidation, mandatory share exchange or other similar business combination of eBay with or into any other entity ("successor entity") or any transaction in which another person or entity acquires all of the issued and outstanding Common Stock of eBay, or all or substantially all of the assets of eBay, outstanding Awards may be assumed or a substantially equivalent award may be substituted by such successor entity or a parent or subsidiary of such successor entity.

3.6  RIGHT OF DISCHARGE RESERVED

              Nothing in the Plan or in any Award Agreement shall confer upon any grantee the right to continued service as a member of the Board or affect any right which the Company or Board may have to terminate such service.

3.7  NATURE OF PAYMENTS

              3.7.1 Any and all grants of Awards and deliveries of Common Stock, cash, securities or other property under the Plan shall be in consideration of services performed or to be performed for the Company by the grantee. Awards under the Plan may, in the discretion of the Committee, be made in substitution in whole or in part for cash or other compensation otherwise payable to a participant in the Plan. Only whole shares of Common Stock shall be delivered under the Plan. Awards shall, to the extent reasonably practicable, be aggregated in order to eliminate any fractional shares. Fractional shares shall be rounded down to the nearest whole share and any such fractional shares shall be forfeited.

              3.7.2 All such grants and deliveries shall constitute a special discretionary incentive payment to the grantee and shall not be required to be taken into account in computing the amount of salary or compensation of the grantee for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of the Company or under any agreement with the grantee, unless the Company specifically provides otherwise.

3.8  OTHER PAYMENTS OR AWARDS

              Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from

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making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.9  PLAN HEADINGS

              The headings in this Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

3.10 TERMINATION OF PLAN

              The Committee reserves the right to terminate the Plan at any time; provided, however, that in any case, the Plan shall terminate on March 17, 2013, and provided further, that all Awards made under the Plan prior to its termination shall remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreements.

3.11 GOVERNING LAW

              THIS PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

3.12 SEVERABILITY; ENTIRE AGREEMENT

              If any of the provisions of this Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby; provided, that if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

3.13 NO THIRD PARTY BENEFICIARIES

              Except as expressly provided therein, neither the Plan nor any Award Agreement shall confer on any person other than the Company and the grantee of any Award any rights or remedies thereunder.

3.14 SUCCESSORS AND ASSIGNS OF EBAY

              The terms of this Plan shall be binding upon and inure to the benefit of eBay and any successor entity contemplated by Section 3.5.

3.15 DATE OF ADOPTION

            The Plan was adopted on March 18, 2003 by the Committee.

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                                    eBAY INC.

                          2003 DEFERRED STOCK UNIT PLAN
                          NEW DIRECTOR AWARD AGREEMENT

                  This award agreement (this "AWARD AGREEMENT") sets forth the terms and conditions of an award (this "AWARD") of deferred stock units ("DSUS") granted to you under the eBay Inc. 2003 Deferred Stock Unit Plan (the "PLAN").

                  1. The Plan. This Award is made pursuant to the Plan, the terms of which are incorporated in this Award Agreement. Capitalized terms used in this Award Agreement that are not defined in this Award Agreement have the meanings as used or defined in the Plan.

                  2. Award. The number of DSUs subject to this Award is set forth at the end of this Award Agreement. Each DSU constitutes an unfunded and unsecured promise of eBay to deliver (or cause to be delivered) to you, subject to the terms of this Award Agreement, one share of Common Stock (the "SHARE" or the "SHARES" as the context requires) (or, in the sole discretion of the Committee, cash, securities or other property equal to the Fair Market Value thereof) as soon as practicable but in no case more than 10 days following the Delivery Date as provided herein. You shall also be entitled to receive an amount in cash equal to the sum of any declared dividends on the Shares which the record date therefor occurred after the date of grant and prior to delivery (the "DIVIDEND EQUIVALENT RIGHTS"). Until such delivery, you have only the rights of a general unsecured creditor, and no rights as a stockholder, of eBay. THIS AWARD IS SUBJECT TO ALL TERMS, CONDITIONS AND PROVISIONS OF THE PLAN AND THIS AWARD AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE ARBITRATION AND CHOICE OF FORUM PROVISIONS SET FORTH IN PARAGRAPH 0.

                  3. Vesting. Except as provided in this Paragraph 0 and in Paragraph 0, you shall become vested in 25% of this grant of DSUs on the first anniversary of the Date of Grant specified at the end of this Award Agreement and in 2.0833% of this grant of DSUs each month thereafter. Except as provided in Paragraph 0, if your service terminates for any reason prior to full vesting, including due to failure to be nominated or re-elected as a member of the Board, your rights in respect of all of your unvested DSUs shall terminate, and no Shares (or cash) shall be delivered in respect of such unvested DSUs.

                  4. DSU Account. A bookkeeping account will be established for you which shall be credited with all DSUs and any dividend equivalent rights that have been granted to you.


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                  5.       Delivery of Shares/DSU Payments.

                           (a)      Except as provided in this Paragraph 0 and
in Paragraphs 0, 0 and 0, the Shares underlying the vested DSUs and any dividend equivalent rights corresponding to those vested DSUs shall be delivered as soon as practicable but in no case more than 10 days following the Delivery Date specified at the end of this Award Agreement. The Company may, at its option, deliver cash, securities or other property in lieu of all or any portion of the Shares otherwise deliverable. Such payment shall be equal in value to the product of the number of Shares to be delivered on the Delivery Date and the Fair Market Value of one Share of Common Stock on the Delivery Date. You shall be deemed the beneficial owner of the Shares at the close of business on the Delivery Date and shall be entitled to any dividend or distribution that has not already been made with respect to such Shares if the record date for such dividend or distribution is after the close of business on the Delivery Date. Notwithstanding the foregoing, if the Delivery Date occurs at a time when you are considered by eBay to be one of its "covered employees" within the meaning of Section 162(m) of the Code, then, unless the Committee determines otherwise, delivery of the Shares (or cash) automatically shall be deferred until after you have ceased to be such a covered employee. Such deferral shall not affect the number of shares or the amount of cash to be delivered.

                           (b)      Notwithstanding the foregoing, all DSUs and
any dividend equivalent rights shall vest and shall become payable immediately upon a Change in Control. "CHANGE IN CONTROL" means (a) a dissolution or liquidation of eBay, (b) a merger or consolidation in which eBay is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of eBay in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of eBay or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption, conversion or replacement will be binding on all grantees), (c) merger in which eBay is the surviving corporation but after which the stockholders of eBay (other than any stockholder which merges (or which owns or controls another corporation which merges) with eBay in such merger) cease to own their shares or other equity interests in eBay, (d) the sale of substantially all of the assets of eBay, or (e) the acquisition, sale or transfer of more than 50% of the outstanding shares of eBay by tender offer or similar transaction.

                           (c)      "DELIVERY DATE" means the date of your
termination of service with the Board.

                  6.       Disability and Death.

                           (a)      Notwithstanding any other provision of this
Award Agreement, if your service with the Company is terminated by reason of disability (as determined in the sole discretion of the Committee, whether temporary or permanent, partial or total), the condition set forth in Paragraph 0 shall be waived with respect to your then outstanding unvested DSUs (as a result of which any such then unvested outstanding DSUs shall vest). Shares (or, in the sole discretion of the Committee, cash, securities or other property in lieu of all or any part thereof) corresponding to your outstanding DSUs and any dividend equivalent rights shall be delivered to you as soon as practicable.

                           (b)      In the event of your death, the condition
set forth in Paragraph 0 shall be waived with respect to your then outstanding unvested DSUs (as a result of which any such then unvested outstanding DSUs shall vest). Shares (or, in the sole discretion of the Committee, cash, securities or other property in lieu of all or any part thereof) corresponding to your outstanding DSUs and any dividend equivalent rights shall be delivered to the representative of your estate as soon as practicable after the date of death and after such documentation as may be requested by the Committee is provided to the Committee.

                  7. Non-transferability. Except as otherwise may be provided by the Committee, the limitations set forth in Section 3.4 of the Plan shall apply. Any assignment in violation of the provisions of this Paragraph 0 shall be null and void.

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                  8.       Withholding, Consents and Legends.

                           (a)      The delivery of Shares is conditioned on
your satisfaction of any applicable withholding taxes (in accordance with Section 3.2 of the Plan).

                           (b)      Your rights in respect to your DSUs are
conditioned on the receipts to the full satisfaction of the Committee of any required consents (as defined in Section 3.3 of the Plan) that the Committee may determine to be necessary or advisable (including, without limitation, your consenting to deductions from your wages, or another arrangement satisfactory to the Committee, to reimburse the Company for advances made on your behalf to satisfy any withholding and other tax obligations in connection with this Award).

                           (c)      eBay may affix to certificates representing
Shares issued pursuant to this Award Agreement any legend that the Committee determines to be necessary or advisable (including to reflect any restrictions to which you may be subject under a separate agreement with eBay). eBay may advise the transfer agent to place a stop transfer order against any legended Shares.

                  9. Right of Offset. The Company shall have the right to offset against the obligation to deliver Shares under this Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, or amounts repayable to the Company pursuant to other director programs) you then owe to the Company and any amounts the Committee otherwise deems appropriate.

                  10. No Rights to Continued Service. Nothing in this Award Agreement or the Plan shall be construed as giving you any right to continued service with the Company or affect any right that the Company may have to terminate your service with the Company or alter the terms and conditions of your employment. 11. Successors and Assigns of eBay. The terms and conditions of this Award Agreement shall be binding upon, and shall inure to the benefit of, eBay and its successor entities (as defined in Section 3.6 of the Plan).

                  12. Committee Discretion. The Committee shall have full discretion with respect to any actions to be taken or determinations to be made in connection with this Award Agreement, and its determinations shall be final, binding and conclusive.

                  13. Amendment. The Committee reserves the right at any time to amend the terms and conditions set forth in this Award Agreement, and the Board may amend the Plan in any respect; provided, that, notwithstanding the foregoing and Sections 1.3.1(i), 1.3.1(ii) and 3.1 of the Plan, no such amendment shall materially adversely affect your rights and obligations under this Award Agreement without your consent, except that the Committee reserves the right to accelerate the delivery of the Shares and in its discretion provide that such Shares may not be transferable until the Delivery Date on which such Shares otherwise would have been delivered (and that in respect of such Shares you will remain obligated to return the Shares and any dividend equivalents to the Company in the circumstances under which the Shares would not have been delivered pursuant to Paragraph 0 or Paragraph 5). Any amendment of this Award Agreement shall be in writing signed by an authorized member of the Committee or a person or persons designated by the Committee.

                  14. Adjustment. The provisions of Section 1.6.2 of the Plan shall apply in the event the Committee desires to make such equitable adjustments, designed to protect dilution or enlargement of rights, as it may deem appropriate, in the number and kind of Shares covered by the DSUs subject to this Award Agreement.

                  15.      Arbitration; Choice of Forum.

                           (a)      Any dispute, controversy or claim between
the Company and you, arising out of or relating to or concerning the Plan or this Award Agreement, shall be finally settled by arbitration in San Jose, California before, and in accordance with the rules then in effect of, the American Arbitration Association (the "AAA") in accordance with the commercial arbitration rules of the AAA. Prior to arbitration, all claims maintained

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by you must first be submitted to the Committee in accordance with claims procedures determined by the Committee. This Paragraph is subject to the provisions of Paragraphs 00 and 0 below.

                           (b)      THE COMPANY AND YOU HEREBY IRREVOCABLY
SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN THE CITY OF SAN JOSE, CALIFORNIA OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO OR CONCERNING THE PLAN OR THIS AWARD AGREEMENT THAT IS NOT OTHERWISE ARBITRATED OR RESOLVED ACCORDING TO PARAGRAPH 15(a) OF THIS AWARD AGREEMENT. This includes any suit, action or proceeding to compel arbitration or to enforce an arbitration award. The Company and you acknowledge that the forum designated by this Paragraph 00 has a reasonable relation to the Plan, this Award Agreement, and to your relationship with the Company. Notwithstanding the foregoing, nothing herein shall preclude the Company from bringing any action or proceeding in any other court for the purpose of enforcing the provisions of this Paragraph 15.

                           (c)      The agreement by you and the Company as to
forum is independent of the law that may be applied in the action, and you and the Company agree to such forum even if the forum may under applicable law choose to apply non-forum law. You and the Company hereby waive, to the fullest extent permitted by applicable law, any objection which you or the Company now or hereafter may have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding in any court referred to in Paragraph 00. You and the Company undertake not to commence any action, suit or proceeding arising out of or relating to or concerning this Award Agreement in any forum other than a forum described in this Paragraph 0. You and (subject to the last sentence of Paragraph 00) the Company agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding in any such court shall be conclusive and binding upon you and the Company.

                           (d)      You irrevocably appoint the Secretary of
eBay as your agent for service of process in connection with any action, suit or proceeding arising out of or relating to or concerning this Award Agreement which is not arbitrated pursuant to the provisions of Paragraph 00, who shall promptly advise you of any such service of process.

                           (e)      You hereby agree to keep confidential the
existence of, and any information concerning, a dispute described in this Paragraph 15, except that you may disclose information concerning such dispute to the arbitrator or court that is considering such dispute or to your legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute).

                  16. Governing Law. THIS AWARD SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                  17. Headings. The headings in this Award Agreement are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

                  IN WITNESS WHEREOF, eBAY INC. has caused this Award Agreement to be duly executed and delivered as of the Date of Grant.

                                            eBay Inc.

                                            By _________________________________
                                                 Name:
                                                 Title:

Recipient:      ________________________________________________________________

Number of DSUs: ________________________________________________________________

Date of Grant:  ________________________________________________________________

Delivery Date:    Termination of service as a Director of the Company for any reason.

I have read the Plan and this Award Agreement and I agree to these terms.

__________________________________________
Participant Signature